UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2025
Date of Report (Date of earliest event reported):

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 East Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (“this report”), on May 21, 2025, at the 2025 annual meeting of stockholders (“2025 Annual Meeting”) of Aytu BioPharma, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”). The Plan Amendment increased the number of shares reserved for issuance under the 2023 Equity Incentive Plan by 300,000 shares to bring the total number of shares reserved for issuance under the 2023 Equity Incentive Plan to 500,000 shares, not including unissued shares from available awards under prior plans or any returned shares. The Plan Amendment became effective immediately upon approval by the Company’s stockholders.

A summary of the Plan Amendment is included in Proposal No. 2 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 28, 2025 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summary of the Plan Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2025, the Company held its 2025 Annual Meeting. At the close of business on March 24, 2025, the record date for the 2025 Annual Meeting, there were 6,169,953 shares of the Company’s common stock issued and outstanding with each share being entitled to one vote and to be voted together as one class at the 2025 Annual Meeting. At the 2025 Annual Meeting, there were present in person or by proxy 4,329,439 shares of the Company’s common stock, representing stockholders entitled to vote of approximately 70% of the total issued and outstanding on the record date and constituting a quorum.

Set forth below are the voting results for the four proposals considered and voted upon at the 2025 Annual Meeting, all of which were described in the Proxy Statement:

Proposal No. 1 - Election of Directors

The Company’s stockholders elected all of the incumbent directors that stood for reelection. Each director was elected by a majority vote. The directors elected and the final vote tabulation for each director is as follows:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Joshua R. Disbrow	2,583,181	159,816	1,586,442
John A. Donofrio, Jr.	2,586,504	156,493	1,586,442
Carl C. Dockery	2,585,764	157,233	1,586,442
Abhinav “Abi” Jain	2,583,642	159,355	1,586,442
Vivian H. Liu	2,533,761	209,236	1,586,442

Proposal No. 2 - Amendment to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan

The Company’s stockholders approved the Plan Amendment proposal to increase the number of shares reserved for issuance under the 2023 Equity Incentive Plan by 300,000 shares to bring the total number of shares reserved for issuance under the 2023 Equity Incentive Plan to 500,000 shares, not including unissued shares from available awards under prior plans or any returned shares. The final vote tabulation for this proposal is as follows:

Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non-Votes
2,411,819	243,942	87,236	1,586,442

Proposal No. 3 - Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved the proposal to ratify the appointment by the Company’s Audit committee of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2025. The final vote tabulation for this proposal is as follows:

Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non-Votes
4,123,377	134,356	71,706	─

Proposal No. 4 - Advisory Vote on Executive Compensation

The Company’s stockholders approved, by a non-binding advisory vote, the proposal regarding executive compensation. The final vote tabulation for that proposal was as follows:

Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non-Votes
2,392,782	267,971	82,244	1,586,442

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: May 21, 2025	By:	/s/ Ryan J. Selhorn
Ryan J. Selhorn
Chief Financial Officer